BLACKWATER

MIDSTREAM CORP.



NASDAQ OTC BB Symbol: BWMS

Bulk Liquid Storage Terminals

- Strong industry demand



- High gross margins



- "Blue Chip" customers



- No commodity risks


CoolClips.com

Vision

- Acquire underutilized & undervalued terminals



- Grow within the "fence-line" of acquired terminals



- Add value



Blackwater Midstream Corp. Management

- The management team of Blackwater Midstream has vast experience and a proven track record in developing and expanding terminals.
- Successful in building and maintaining strategic relationships within petroleum, chemical and agricultural industries.
- Expertise in securing long term contractual commitments for terminal services.

The Management Team

- **Michael Suder–Chief Executive Officer**
  - Former President/COO of Delta Terminal Services, Harvey, LA.
  - Part of investment group with Citicorp Venture Capital that purchased the terminal in January 1995 for $20 million.
  - Responsible for growing the facility from 1.5 million barrels to over 3 million barrels in less than five years. EBITDA grew from $4.5 million to $17 million from 1995 to 2000.
  - Sold to Kinder Morgan Energy Partners in December 2000 for $118 million.
  - Assumed the role of General Manager for Kinder Morgan's lower Mississippi River region from 2001 until 2005.
  - From September 2005 to June 2007, held the position of Director of New Business Development for LBC Tank Terminals, a One Equity Partners portfolio company.
  - Oversaw the growth at the LBC Baton Rouge facility where capacity increased by over 1 million barrels.
  - LBC was sold to Challenger Financial Services in June of 2007 for 585 million Euros.

The Management Team

- **Dale Chatagnier–Chief Operations Officer**
  - Duties include responsibility for all operational, engineering, and construction aspects of Blackwater Midstream's facilities.
  - Over fifteen years of engineering, construction, and operational experience in the liquids terminal industry.
  - Extensive experience in economically updating and expanding outdated and inefficient liquids terminal facilities.
  - Consultant for North American Terminal Services, serving as Vice President of Engineering and Operations.
  - Designed and built a state-of-the-art, third party, flammable liquids storage facility in Chicago, Il.
  - Director of Operations and Engineering for Kinder Morgan Liquid Terminal's 3 million barrel chemical storage facility in New Orleans, LA.
  - Vice President of Facility Development and Engineering with Westway Terminal Company.

The Management Team

- **Frank Marrocco – Chief Commercial Officer**
  - Chief Commercial Officer in charge of Business Development and Acquisitions.
  - Over twenty years of senior management experience in the liquids terminal industry.
  - Most recently held the role of Regional Vice President for Kinder Morgan's Northeast Terminals.
  - Managed over 15 million barrels of petroleum and chemical capacity in the New York/New Jersey Harbor and Philadelphia market with over $80 million in annual gross revenues.
  - Oversaw the expansion of over 5.5 million barrels of clean petroleum product capacity, including the Kinder Morgan acquisition of ExxonMobil's Staten Island Terminal in 2005.
  - Extensive experience in the New Orleans market from role as the Vice President-General Manager of Delta Terminal Services in Harvey, LA; while leading the commercial efforts which allowed the expansion of the facility's capacity by over 1.5 million barrels.
  - Added numerous Fortune 500 chemical companies to Delta Terminal's portfolio of customers including, Dow Chemical, Shell Chemical, Occidental Chemical, and Monsanto.

Blackwater New Orleans, LLC
Westwego, LA Terminal
Located within the Port of New Orleans


WASHINGTON
MONTANA
OREGON
IDAHO
WYOMING
NEVADA
UTAH
CALIFORNIA
ARIZONA
NEW MEXICO
NEBRASKA
KANSAS
Colorado River
OKLAHOMA
TEXAS
MISSOURI
WISC
MICH
INDIANA
KENTUCKY
TENNESSEE
ALA
GEORGIA
FLORIDA
MAINE
NEW YORK
PENNA
NEW JERSEY
DELAWARE
VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
New Orleans
Gulf of Mexico




enlarge
Key to Map
To Interstate-10 East
To Interstate-10 West
NEW ORLEANS
Nashville Ave. Terminal
Clarence Henry Truckway
Napoleon Container Terminal
Harbor Police

MILESTONES OF PROGRESS:

December 2008: Formed Blackwater New Orleans, LLC (BWNO) and acquired the Westwego Terminal for $4.8 Million.

Build-out appraisal estimate = $37,750,000.

BLACKWATER
NEW ORLEANS, LLC



<u>Terminal at Acquisition in 2008:</u>

Capacity = 752,000 barrels

Barge dock on Mississippi River

Generating $2.3 M of annual revenue

Utilization rate less than 40%

<u>Terminal at Build-out in 2011:</u>

Capacity = 1,242,000 barrels

New ship dock on MS River

Gen. $9 M+ of annual revenue

Utilization rate more than 90%

MILESTONES OF PROGRESS:

June 2010: Completed Phase I Expansion: New Ship Dock and (3) 50,000 barrel steel storage tanks.







MILESTONES OF PROGRESS:

August 2010: Services expanded to include drumming.


G25P
A46724
NES
Rentals



Milestones of Progress:

2011: Phase II expansion, an additional 400,000 barrels of storage, based on a three year contract agreement.

The expansion will contribute total gross revenues of $7.8 million over the contract term.

Total construction costs for the Phase II expansion is about $6 million.


T-5291

MILESTONES OF PROGRESS:

December 2008 – March 2013: The Westwego Terminal's utilization rate is expected to increase to over 90%.

End of Period		Terminal Capacity in Barrels	Storage Contracted in Barrels	Monthly Utilization
Dec 2008		752,000	285,760	38%
Mar 2009	actual	752,000	434,656	58%
Jun 2009	actual	752,000	424,128	56%
Sep 2009	actual	752,000	539,936	72%
Dec 2009	actual	752,000	559,488	74%
Mar 2010	actual	852,000	664,560	78%
Jun 2010	actual	894,500	694,400	78%
Sep 2010	projected	842,000	754,200	90%
Dec 2010	projected	992,000	904,200	91%
Mar 2011	projected	1,242,000	1,154,200	93%
Mar 2012	projected	1,242,000	1,154,200	93%
Mar 2013	projected	1,242,000	1,154,200	93%

MILESTONES OF PROGRESS:

Westwego, LA Terminal Appraisal

ACTIVITY	BARRELS	INVESTMENT	APPRAISED VALUE
Dec 2008: Purchased Terminal	752,000	$4,800,000	$6,600,000
	$ / Barrel	$6.38	$8.78
Recent Capital Improvements	490,000	$12,000,000	
Jan 2011: Combined Value	1,242,000	$16,800,000	$37,750,000
	$ / Barrel	$13.53	$30.39

BLACKWATER
NEW ORLEANS, LLC.

Pro-forma Financials Blackwater New Orleans Westwego, LA Terminal

	FYE 2011	FYE 2012	FYE 2013
Revenue:	$ 6,900,000	$ 9,100,000	$ 9,400,000
OpEx:	$ 1,900,000	$ 2,100,000	$ 2,200,000
Corp. OH	$ 1,600,000	$ 1,400,000	$ 1,500,000
EBITDA:	$ 3,400,000	$ 5,600,000	$ 5,700,000
Bank Debt Service (principle + interest)	$ 1,343,000	$ 2,463,000	$ 2,400,000
Convertible Debt Interest	$ 300,000	$ 300,000	$ 300,000

Blackwater Georgia, LLC Brunswick, GA Terminal Located within the Georgia Ports Authority



NC
TN
SC
Atlanta
GA
AL
Savannah
Jacksonville
FL

Port of Brunswick, GA

MILESTONES OF PROGRESS:

July 2010: Formed Blackwater Georgia, LLC (BWGA) and acquired the Brunswick Terminal for $1.8 Million. Build-out appraisal estimate = $9 Million.

BLACKWATER
GEORGIA, LLC.



<u>Terminal at Acquisition in 2010:</u>

Capacity = 161,000 barrels

One dock line

Generating $0 of annual revenue

Utilization rate 0%

<u>Terminal at Build-out in 2013:</u>

Capacity = 321,000 barrels

Two dock lines

Gen. $2 M+ of annual rev.

Utilization rate 100%

MILESTONES OF PROGRESS:

July 2010 – March 2013: The Brunswick Terminal's utilization rate is expected to increase to 100%.

End of Period		Terminal Capacity in Barrels	Storage Contracted in Barrels	Monthly Utilization
Jul 2010	actual	161,000	0	0%
Sep 2010	projected	161,000	80,000	50%
Dec 2010	projected	161,000	161,000	100%
Mar 2011	projected	161,000	161,000	100%
Mar 2012	projected	161,000	161,000	100%
Mar 2013	projected	321,000	321,000	100%

BLACKWATER GEORGIA, LLC.

Pro-forma Financials Blackwater Georgia Brunswick, GA Terminal

	FYE 2011	FYE 2012	FYE 2013
Revenue:	$ 544,000	$ 1,030,000	$ 1,950,000
OpEx:	$ 200,000	$ 250,000	$ 325,000
EBITDA:	$ 344,000	$ 780,000	$ 1,625,000
Bank Debt Service (principle + interest)	$ 0	$ 96,000	$ 640,000
Convertible Debt Interest	$ 175,000	$ 175,000	$ 175,000

Consolidated Pro-forma Financials
Westwego, LA and Brunswick, GA Terminals

	FYE 2011	FYE 2012	FYE 2013
Revenue:	$ 7,444,000	$ 10,130,000	$ 11,350,000
OpEx:	$ 2,100,000	$ 2,350,000	$ 2,525,000
Corp. OH	$ 1,600,000	$ 1,400,000	$ 1,500,000
EBITDA:	$ 3,744,000	$ 6,380,000	$ 7,325,000
Bank Debt Service (Principle + Interest)	$ 1,343,000	$ 2,559,000	$ 3,040,000
Convertible Debt Interest	$ 475,000	$ 475,000	$ 475,000

FUTURE OBJECTIVES:

Acquisition of underperforming & underutilized terminals across the country.


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Malcolm McGuire

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